UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2006 (August 2, 2006)

BlastGard International, Inc.

(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12900 Automobile Blvd., Suite D, Clearwater, Florida	33762
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 592-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or principal Officers; Election of Directors; Appointment of Principal Officers

New Board Member

On August 2, 2006, Arnold Burns was appointed to fill a vacancy on the board of directors.

Since January 2004, Mr. Arnold Burns has been Chair of the QuanStar Group, LLC. A graduate with distinction from Union College and Cornell Law School, Mr. Burns volunteered for service as an enlisted man in the United States Army. After less than a year he became a commissioned officer in the Judge Advocate General’s Corps. Mr. Burns was separated from the Service as a Captain.

After serving his country, Mr. Burns began the practice of law with the New York firm Dewey Ballantine. Mr. Burns left to found and to build his own law firm, which bore his name and which grew to become a diversified full service firm of over 100 lawyers. The firm specialized in finding growing companies and assisting them in their growth by providing a wide variety of legal and corporate counseling services.

In 1985 Arnold Burns was appointed by President Ronald Reagan Associate and shortly thereafter Deputy Attorney General of the United States. As Chief Operating Officer of the Department of Justice he was responsible for managing thousands of professional and administrative employees and a multimillion dollar budget.

Upon leaving the government he joined the firm of Proskauer Rose, which he, as a senior Partner, helped build to one of the most prominent law firms of today. After being a practicing lawyer for over 45 years, Arnie left the law firm January 1999 to begin a new career as a Managing Director of Arnhold and S. Bleichroeder, Inc., a 200-year-old international investment banking firm offering corporate finance activities, capital market services and institutional asset management. In January, 2004, Mr. Burns and Mark Sirangelo co-founded The QuanStar Group.

Mr. Burns has been deeply committed to philanthropic activities and, among many other posts, has served as Chairman of Union College, Chairman of Freedoms Foundation at Valley Forge, Chairman of Boys & Girls Clubs of America, Chairman of the International Centre for Missing & Exploited Children, and Chairman of the Council for Unity.

Mr. Burns was granted a five-year Non-Statutory Stock Option to purchase 100,000 shares of the Corporation’s Common Stock at an exercise price of $1.00 per share. The Option granted contains cashless exercise provisions and shall vest 50% on the date of grant and the remaining 50% shall vest on August 3, 2007, it being understood that the Options that shall vest on August 3, 2007 shall terminate in the event that the holder is no longer serving as a director of our Company at anytime between the date of grant and August 3, 2007, subject to our Board’s right to accelerate the vesting date of the Option.

Item 7.01. Regulation FD Disclosure.

On August 3, 2006, the Company issued a press release to announce the appointment of Arnold Burns as a director. A copy of the press release is attached as an exhibit hereto.

Item 901. Financial Statements and Exhibits.

Exhibit	Description
99.01	Press release dated August 3, 2006. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

By:	/s/ James F. Gordon
James F. Gordon, Chief Executive Officer

Date: August 4, 2006

EXHIBIT INDEX

Exhibit	Description
99.01	Press release dated August 3, 2006. (Filed herewith.)